UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2013 (October 1, 2013)

American Realty Capital Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, NY 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 7, 2013, American Realty Capital Properties, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) for the purpose of announcing that it had finalized the prerequisite conditions to acquire the Portfolio (as defined below) and assumed the obligations of its sponsor, AR Capital, LLC, under an equity interest purchase agreement (the "Agreement") with respect to various real estate portfolios with various funds managed by Fortress Investment Group, LLC (“Fortress”), including the Portfolio and for the purpose of providing audited and unaudited financial information related to the probable acquisition of the Portfolio (as defined below) from Fortress required by Item 9.01 of Form 8-K as of and for the period ended June 30, 2013. As of the filing of this Amendment No. 1 to the Original Form 8-K ("Amendment No. 1"), the Company has purchased 41 properties from a total portfolio of 120 properties from Fortress (the “Portfolio”). The Company believes that the completion of the acquisition of the remaining properties is probable. The purpose of this Amendment No. 1 is to provide updated unaudited historical and pro forma financial information as of and for the period ended September 30, 2013 related to such probable acquisition of the Portfolio from Fortress required by Item 9.01 of Form 8-K. This Amendment No. 1 does not make any other changes to the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits.

THE FORTRESS PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Nine Months Ended	Year Ended
	September 30, 2013	December 31, 2012
	(Unaudited)	(Audited)
Revenues:
Rental income	$29,745	$29,965
Operating expense reimbursements	874	857
Other revenues	122	149
Total revenues	30,741	30,971

Certain expenses:
Property operating	1,027	858

Revenues in excess of certain expenses	$29,714	$30,113

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE FORTRESS PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2013 are unaudited)

1. Background and Basis of Presentation

On July 24, 2013, AR Capital, LLC and another related entity, on behalf of American Realty Capital Properties, Inc. (the "Company") and certain other entities sponsored directly or indirectly by AR Capital LLC, entered into a purchase and sale agreement with funds managed by Fortress Investment Group LLC ("Fortress") for the purchase and sale of 196 properties owned by Fortress for an aggregate contract purchase price of approximately $972.5 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs, which was allocated to the Company based on the pro-rata fair value of the Fortress Portfolio (as defined below) relative to the fair value of all 196 properties to be acquired by the Company and other entities sponsored directly or indirectly by AR Capital, LLC from Fortress. Of the 196 properties, 120 properties (collectively, the "Fortress Portfolio"), excluding one property which has been removed from the contemplated purchase, will be acquired by the Company from Fortress for a purchase price of $601.2 million, subject to adjustments set forth in the purchase and sale agreement and exclusive of closing costs.

The accompanying Statements of Revenues and Certain Expenses include the operations of certain properties owned by Fortress for the year ended December 31, 2012 and the nine months ended September 30, 2013. The Fortress Portfolio contains approximately 6.1 million rentable square feet and consists of 120 properties, of which 44 properties are leasehold interests only. Of the 120 properties as of September 30, 2013, 63 properties were acquired by Fortress between late 2012 and early 2013. The Historical Summary only includes the revenues and certain expenses of those properties while under the ownership of Fortress.

The Fortress Portfolio purchase is expected to close via two closings during the fourth quarter of 2013, one of which occurred on October 1, 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 120 properties in the Fortress Portfolio presented in this Historical Summary (as defined below) will be included in the final purchased portfolio. As of the date of this report, the Company has acquired 41 of the properties for a contract purchase price of $200.3 million, exclusive of closing costs, and, although the closing of the acquisition on the remaining properties is subject to certain conditions, including the completion of due diligence with satisfactory results, there can be no assurance that the Company will acquire any or all of these remaining properties. However, the Company believes that the completion of such acquisition is probable.

The accompanying Statements of Revenues and Certain Expenses ("Historical Summary") have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which require that certain information with respect to real estate operations be included within certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (a) the Fortress Portfolio is being acquired from an unaffiliated party and (b) based on due diligence of the Fortress Portfolio by the Company, management is not aware of any material factors relating to the Fortress Portfolio that would cause this financial information not to be indicative of future operating results.

2.  Summary of Significant Accounting Policies

Revenue Recognition

Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to a decrease to rental income of approximately $0.2 million and $1.2 million over the rental payments received in cash for the year ended December 31, 2012 and for the nine months ended September 30, 2013, respectively. Under the terms of certain leases, certain tenants reimburse the properties' owner for certain expenses on a monthly basis. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants as of September 30, 2013 and December 31, 2012:

Tenant	September 30, 2013	December 31, 2012
Goodyear Tire & Rubber	38.7%	51.2%
CVS Caremark	25.5%	14.1%
Buffets Inc.	17.9%	23.7%

The termination, delinquency or non-renewal of leases by the above tenant may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income for all tenants as of September 30, 2013 and December 31, 2012.

Use of Estimates

The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting periods. Actual results could differ from those estimates used in the preparation of the Historical Summary.

3. Future Minimum Lease Payments

At September 30, 2013, the Fortress Portfolio was 100% leased under non-cancelable operating leases with a remaining lease term of 12.9 years on a weighted-average basis. Future minimum lease payments are as follows (in thousands):

October 1, 2013 to December 31, 2013	$10,384
2014	41,618
2015	41,693
2016	41,860
2017	42,046
2018 and thereafter	335,429
Total	$513,030

4. Commitments and Contingencies

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the results of operations.

Leasehold Interests

The Portfolio includes 44 properties which are subject to renewable operating and ground lease arrangements. Pursuant to rental lease terms, tenants occupying those properties are responsible for the direct payment of the ground lease rents through the current term of the ground lease agreements.

5. Subsequent Events

The Company has evaluated subsequent events through November 18, 2013, the date on which this Historical Summary has been issued and has determined that there have not been any events that have occurred that would require adjustments to, or disclosure in, the Historical Summary.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2013

The following Unaudited Pro Forma Consolidated Balance Sheet of American Realty Capital Properties, Inc. (the "Company") is presented as if the Company had acquired the Fortress Portfolio as of September 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statements of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Land, buildings, fixtures and improvements and acquired intangible lease assets include $605.4 million, comprised of $94.8 million, $443.5 million and $67.1 million provisionally assigned to land, buildings, fixtures and improvements and acquired intangible lease assets of the Fortress Portfolio, respectively, pending management's final analysis of the classification of the acquired assets. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the Fortress Portfolio as of September 30, 2013, nor does it purport to present the future financial position of the Company.

The Fortress Portfolio purchase is expected to close via two closings during the fourth quarter of 2013, one of which occurred on October 1, 2013. The purchase and sale agreement, however, includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 120 properties in the Fortress Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statements of Operations will be included in the final purchased portfolio. As of the date of this report, the Company has acquired 41 of the properties and, although the closing of the acquisition on the remaining properties is subject to certain conditions, including the completion of due diligence with satisfactory results, there can be no assurance that the Company will acquire any or all of these remaining properties. However, the Company believes that the completion of such acquisition is probable.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2013

(In thousands)	American Realty Capital Properties, Inc. (1)	Pro Forma Fortress Portfolio (2)		Pro Forma American Realty Capital Properties, Inc.
Assets
Real estate investments, at cost:
Land	$521,139	$94,750	(3)	$615,889
Buildings, fixtures and improvements	2,121,178	443,505	(3)	2,564,683
Acquired intangible lease assets	328,733	67,145	(3)	395,878
Total real estate investments, at cost	2,971,050	605,400		3,576,450
Less: accumulated depreciation and amortization	(148,162)	—		(148,162)
Total real estate investments, net	2,822,888	605,400		3,428,288
Cash and cash equivalents	150,481	—		150,481
Investments in direct financing leases, net	57,449	—		57,449
Other investments, at fair value	9,480	—		9,480
Derivatives, at fair value	7,088	—		7,088
Restricted cash	1,680	—		1,680
Prepaid expenses and other assets	48,165	—		48,165
Deferred costs, net	47,754	—		47,754
Assets held for sale	6,028	—		6,028
Total assets	$3,151,013	$605,400		$3,756,413
Liabilities and Stockholders' Equity
Mortgage notes payable	$269,891	$111,603	(4)	$381,494
Convertible debt	300,975	—		300,975
Senior corporate credit facility	600,000	500,496	(5)	1,100,496
Convertible obligation to Series C Convertible Preferred stockholders	449,827	—		449,827
Contingent value rights obligation to preferred and common investors, at fair value	49,314	—		49,314
Below market leases, net	4,200			4,200
Derivatives, at fair value	1,785	—		1,785
Accounts payable and accrued expenses	14,740	—		14,740
Deferred rent and other liabilities	7,404	—		7,404
Distributions payable	72	—		72
Total liabilities	1,698,208	612,099		2,310,307
Convertible preferred stock	—	—		—
Common stock	1,848	—		1,848
Additional paid-in capital	1,803,315	—		1,803,315
Accumulated other comprehensive income (loss)	4,857	—		4,857
Accumulated deficit	(480,817)	(6,699)	(6)	(487,516)
Total stockholders' equity	1,329,203	(6,699)		1,322,504
Non-controlling interests	123,602	—		123,602
Total equity	1,452,805	(6,699)		1,446,106
Total liabilities and stockholders' equity	$3,151,013	$605,400		$3,756,413

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013:

(1)	Reflects the historical Consolidated Balance Sheet of the Company for the period indicated as presented in the Company’s Form 10-Q filed with the SEC on August 6, 2013.

(2)
Reflects the acquisition of the Fortress Portfolio for a contract purchase price of approximately $601.2 million, which includes $108.0 million assumed mortgage loans secured by certain properties in the Fortress Portfolio and $493.2 million of cash consideration to be paid to Fortress. The cash consideration to be paid to Fortress, together with $6.7 million of estimated acquisition costs, will be funded through borrowings under the Company's senior corporate credit facility. The fair value of the purchase price of $605.4 million, which includes an approximately $4.2 million fair value adjustment to the assumed mortgage notes, has been allocated to the value of the purchased assets. The contract purchase price is subject to adjustments set forth in the purchase and sale agreement.

(3)
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets and liabilities, as applicable, related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the remaining lease term of the respective lease, which ranges from approximately 1 to 24 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about the property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(4)	Represents the mortgage note payable, at fair value, which will be assumed upon closing of the Fortress Portfolio that bears interest at an annualized rate of 5.55%.

(5)	Represents additional borrowings on the Company's existing senior corporate credit facility to fund the acquisition and related costs.

(6)	Represents estimated one-time acquisition costs primarily representing legal fees and deed transfer fees for the acquisitions of the Fortress Portfolio.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2013

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 are presented as if American Realty Capital Properties, Inc. (the "Company") had acquired the Fortress Portfolio as of the beginning of the fiscal year presented and carried through the interim period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Fortress Portfolio as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2013

 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	American Realty Capital Properties, Inc. (1)	Fortress Portfolio (2)	Pro Forma Adjustments Fortress Portfolio		Pro Forma American Realty Capital Properties, Inc.
Revenues:
Rental income	$64,791	$29,965	$10,554	(3)	$105,310
Operating expense reimbursement	2,002	857	—		2,859
Other revenues	—	149	—		149
Total revenues	66,793	30,971	10,554		108,318
Operating expenses:
Acquisition related	42,761	—	—		42,761
Merger and other transaction related	2,603	—	—		2,603
Property operating	3,484	858	—		4,342
General and administrative	3,912	—	—		3,912
Equity-based compensation	1,180	—	—		1,180
Depreciation and amortization	40,700	—	27,156	(4)	67,856
Operating fees to affiliate	212	—	2,422	(5)	2,634
Total operating expenses	94,852	858	29,578		125,288
Operating income (loss)	(28,059)	30,113	(19,024)		(16,970)
Other income (expense):
Interest expense	(11,856)	—	(21,952)	(6)	(33,808)
Income from investment securities	534	—	—		534
Other income	426	—	—		426
Total other expenses	(10,896)	—	(21,952)		(32,848)
Net income (loss) from continuing operations	(38,955)	30,113	(40,976)		(49,818)
Net loss from continuing operations attributable to non-controlling interests	255	—	969	(7)	1,224
Net income (loss) from continuing operations attributable to stockholders	(38,700)	$30,113	$(40,007)		(48,594)

Discontinued operations:
Loss from operations of held for sale properties	(145)	—	—		(145)
Loss on held for sale properties	(600)	—	—		(600)
Net loss from discontinued operations	(745)	—	—		(745)
Net loss from discontinued operations attributable to non-controlling interests	46	—	—		46
Net loss from discontinued operations attributable to stockholders	(699)	—	—		(699)

Net income (loss)	(39,700)	30,113	(40,976)		(50,563)
Net loss attributable to non-controlling interests	301	—	969		1,270
Net income (loss) attributable to stockholders	$(39,399)	$30,113	$(40,007)		$(49,293)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2013:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(In thousands)	American Realty Capital Properties, Inc. (1)	Fortress Portfolio (2)	Pro Forma Adjustments Fortress Portfolio		Pro Forma American Realty Capital Properties, Inc.
Revenues:
Rental income	$138,060	$29,745	$691	(3)	$168,496
Direct financing lease income	977				977
Operating expense reimbursement	6,878	874	—		7,752
Other revenues	—	122	—		122
Total revenues	145,915	30,741	691		177,347
Operating expenses:
Acquisition related	21,961	—	—		21,961
Merger and other transaction related	146,240	—	—		146,240
Property operating	8,972	1,027	—		9,999
General and administrative	4,018	—	—		4,018
Equity-based compensation	11,510	—	—		11,510
Depreciation and amortization	92,211	—	20,385	(4)	112,596
Operating fees to affiliate	—	—	1,211	(5)	1,211
Total operating expenses	284,912	1,027	21,596		307,535
Operating (loss) income	(138,997)	29,714	(20,905)		(130,188)
Other income (expense):
Interest expense	(41,589)	—	(16,224)	(6)	(57,813)
Unrealized loss on contingent value rights	(69,676)	—	—		(69,676)
Income from investment securities	218	—	—		218
Gain on sale of investment securities	451	—	—		451
Unrealized loss on derivative instrument	(144)	—	—		(144)
Other income	171	—	—		171
Total other expenses, net	(110,569)	—	(16,224)		(126,793)
Net income (loss) from continuing operations	(249,566)	29,714	(37,129)		(256,981)
Net loss from continuing operations attributable to non-controlling interests	726	—	347	(7)	1,073
Net income (loss) from continuing operations attributable to stockholders	(248,840)	29,714	(36,782)		(255,908)

Discontinued operations:
Income from operations of held for sale properties	159	—	—		159
Gain on held for sale properties	14	—	—		14
Net income from discontinued operations	173	—	—		173
Net income from discontinued operations attributable to non-controlling interests	(9)	—	—		(9)
Net income from discontinued operations attributable to stockholders	164	—	—		164

Net income (loss)	(249,393)	29,714	(37,129)		(256,808)
Net loss attributable to non-controlling interests	717	—	347		1,064
Net income (loss) attributable to stockholders	$(248,676)	$29,714	$(36,782)		$(255,744)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the nine months ended September 30, 2013:

(1)
Reflects the historical Statement of Operations of the Company for the period indicated. The balances for the year ended December 31, 2012 reflect the effect of the February 2013 merger of the Company and American Realty Capital Trust III, Inc. as presented in the Company's Form 8-K/A filed with the Securities and Exchange Commission on May 8, 2013.

(2)	Reflects the operations of the Fortress Portfolio for the year ended December 31, 2012 and the nine months ended September 30, 2013.

(3)	Represents adjustments to estimated straight-line rent for lease terms as of the assumed acquisition date.

(4)
Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the fiscal year presented and carried through the interim period presented. Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures. The value of in-place leases and tenant improvements are amortized to expense over the remaining lease term of the respective lease, which ranges from five to 24 years.

(5)
Represents asset management fees due to the Company's external manager, a related party, based on the Company's fee structure, if the external manager had charged these fees in each respective period. Such fees are 0.50% annually of the average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually of assets in excess of $3.0 billion.

(6)
Represents estimated interest expense for (i) $111.6 million assumed of mortgage notes payable secured by certain properties in the Fortress Portfolio, at fair value, bearing interest at an annualized rate of 5.55% and (ii) $500.5 million of borrowings on the Company's senior corporate credit facility bearing interest at an estimated annual rate of 3.00%.

(7)	Adjustment represents the allocation to non-controlling interests for the effect of the acquisition as well as adjustments related thereto.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $6.7 million. These acquisition costs include approximately $0.2 million of related party costs, with the remaining portion primarily representing legal fees and deed transfer fees for the acquisitions of the Fortress Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Dated: November 18, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors